Delaware                  PAGE  1
        The First State




  I, JEFFREY  W.   BULLOCK,  SECRETARY  OF
STATE  OF   THE   STATE   OF DELAWARE,   DO  HEREBY
CERTIFY   THE   ATTACHED IS   A  TRUE    AND   CORRECT
COPY    OF   THE   CERTIFICATE  OF   AMENDMENT   OF
"ASGI  CORBIN
MULTI-STRATEGY FUND, LLC",   CHANGING ITS   NAME
FROM   "ASGI  CORBIN MULTI-STRATEGY   FUND,  LLC"
TO    "GAI  CORBIN MULTI-STRATEGY   FUND, LLC",
FILED  IN  THIS  OFFICE ON   THE   TWENTY-FIRST
DAY   OF   OCTOBER, A.D.  2014,  AT    12:19
O'CLOCK  P.M.


     AND   I  DO  HEREBY  FURTHER CERTIFY   THAT  THE
EFFECTIVE  DATE    OF THE   AFORESAID CERTIFICATE
OF   AMENDMENT   IS  THE   FIRST  DAY   OF
NOVEMBER,  A.D.  2014.



4901940    8100


Jeffrey  W. Bullock, Secretary of State
AUTHENTICATION: 1800522



141316008    DATE: 10-22-14
You may verify this
certificate online at
corp.delaware.gov/authver.shtml



[PAGE BREAK]



 State of Delaware
Secretary of State
Division of
Corporations
Delivered 12:58 PM 10/21/2014
FILED 12:19 PM 10/21/2014
SRV 141316008  - 4901940   FILE





STATE OF DELAWARE
CERTIFICATE OF AMENDMENT




1.    Name of Limited Liability Company:
ASGI  Corbin Multi-Strategy Fund,   LLC


2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is:
GAI Corbin Multi-Strategy Fund, LLC.

This Certificate of Amendment shall be
effective as of November 1, 2014.




IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of October, A.D. 2014.

..
By::        / s / Adam Taback

Authorized Person(s)

    Name:    Adam Taback
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